Exhibit 10.1

HEXION LLC

2007 Long-Term Incentive Plan

Effective 4/30/2007

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the HEXION LLC 2007 LONG-TERM INCENTIVE PLAN (the “Plan”) is (a) to further the growth and success of Hexion LLC, a Delaware limited liability company (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling eligible directors and employees of the Company or any of its Subsidiaries to acquire LLC Units (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (b) to provide a means of rewarding outstanding performance by such persons for the Company and/or its Subsidiaries. Awards granted under the Plan (the “Awards”) shall be nonqualified options to purchase LLC Units (referred to herein as “Options”) and restricted units that are payable upon vesting in an equal number of LLC Units (“Restricted Units”). An Award may consist of only Options, only Restricted Units, or a combination of Options and Restricted Units.

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Acquiring Entity” means an Independent Third Party that is either (a) an individual, (b) an investment fund, or (c) another Independent Third Party the majority of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons of which (or of a direct or indirect Parent of such Independent Third Party) is owned by one individual or investment fund.

“Adoption Agreement” means an agreement between the Company and a holder of LLC Units, pursuant to which such holder agrees to become a party to the Investor Rights Agreement.

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition, the term “control”, including the correlative terms “controlling”, “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Holdings, L.P. or any of its Affiliates.

“Award” has the meaning set forth in Article I.

“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Board which may, but need not (unless otherwise provided by the Board), be executed or acknowledged by a Participant.

“Board” means the Board of Managers or equivalent governing board of the Company or any duly authorized committee thereof.

“Cause” means, with respect to the termination of relationship of any Participant by the Company or any of its Subsidiaries (unless otherwise expressly provided in the applicable Award Agreement): (i) if such Participant is at the time of termination a party to an employment agreement with the Company or any of its Subsidiaries that defines such term (or a similar term), the meaning given to such term therein, and (ii) in all other cases, the termination by the Company or any of its Subsidiaries of the Participant’s relationship with the Company or Subsidiary based on such Participant’s (a) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its Subsidiaries or economic injury to the Company or any of its Subsidiaries, (b) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Participant or the Company or any of its Subsidiaries or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its Subsidiaries, (c) material breach of any agreement entered into between the Participant and the Company or any of its Subsidiaries after notice and a reasonable opportunity to cure (if such breach can be cured), (d) willful misconduct or gross negligence, or breach of a fiduciary duty, (e) failure to perform the duties required by the Participant’s employment, or (f) breach or violation of any of the Participant’s employer’s policies in effect from time to time that by their terms may result in termination of employment. For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company or any of its Subsidiaries.

“Change in Control Event” means the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that an Acquiring Entity becomes the beneficial owner, directly or indirectly, of (a) more than 50% of the voting interests in the Company or (b) all or substantially all of the assets of the Company on a consolidated basis; provided, however, that in no event shall a Public Offering constitute a Change in Control Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in Article I.

“Disability” means, with respect to any Participant, such Participant’s inability to perform the duties and obligations required by such Participant’s job by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of long term disability coverage under the Borden Chemical, Inc. Total Family Protection Plan; provided, however, that if such Participant has not elected long term disability coverage under the Total Family Protection Plan, then “Disability” shall mean, with respect to such Participant, any medically determined physical or mental impairment (as determined by a physician selected by the Company or its insurers and acceptable to such Participant or such Participant’s legal representative (such agreement as to acceptability not to be withheld unreasonably)) that prevents such Participant from performing the duties and obligations required by such Participant’s job for more than 180 consecutive days.

“Dividend Equivalents” has the meaning set forth in Section 6.3(b).

“Effective Date” means the date the Plan is adopted by the Board.

“Equity Value” means the aggregate fair market value of the Investor Investments as of the Effective Date and, as to any Investor Investment made after the Effective Date, the aggregate fair market value of such investment at the time when made, each as determined by the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Notice” has the meaning set forth in Section 5.6.

“Fair Market Value” as of a given date means, (a) if there is a public market for the LLC Units on such date, the closing bid price of the LLC Units on such stock exchange on which the LLC Units are principally trading on the day in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of LLC Units or (b) if there is no public market for the LLC Units on such date, the fair market value of the LLC Units as determined in good faith by the Board. Neither the Company, nor any of its directors, officers, members, employees or agents, shall have any liability with respect to valuation of the LLC Units even though the Fair Market Value as determined by the Board may be more or less than the actual fair market value.

“Grant Date” as to an Award means the date on which the Board approves such Award, unless the Board provides for a later Grant Date at the time of such approval.

“Independent Third Party” means any Person other than Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., each of their respective Affiliates, and any other investment fund or vehicle managed by Apollo Management IV, L.P. or Apollo Management V, L.P. or any of their respective Affiliates (including any successors or assigns of any such manager).

“Investor” means, collectively, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., each of their respective Affiliates, and any other investment fund or vehicle managed by Apollo Management IV, L.P. or Apollo Management V, L.P. or any of their respective Affiliates (including any successors or assigns of any such manager).

“Investor Investment” means direct or indirect investments in LLC Units of the Company owned by the Investor on or after the Effective Date.

“Investor IRR” means the pretax compounded annual internal rate of return calculated on a quarterly basis realized to the Investor on the Investor Investments, based on the aggregate Equity Value of the Investor Investments as of the Effective Date (or, as to any Investor Investment made after the Effective Date, at the time of such investment) and the aggregate amount received by the Investor in respect of all Investor Investments, assuming all Investor Investments were held continuously by the same Person until sold by the Investor in exchange for cash to one or more Independent Third Parties. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received by the Investor in respect of all Investor Investments and including, as a return on each Investor Investment, any cash dividends, cash distributions or cash interest made by the Company or any Subsidiary in respect of such Investor Investment during such period, but excluding any other amounts payable that are not directly attributable to an Investor Investment.

“Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement, dated as of May 31, 2005, among the Company and the holders party thereto, as it is amended, supplemented, restated or otherwise modified from time to time.

“LLC Units” means units of the Company.

“Option” has the meaning set forth in Article I.

“Option Price” has the meaning set forth in Section 5.1.

“Parent” as to any particular corporation or other entity means any corporation or other entity which owns or controls securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons of that particular corporation or entity.

“Participant” has the meaning set forth in Article IV.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning set forth in Article I.

“Public Offering” means the sale, occurring simultaneously with or after an initial public offering of LLC Units to the public pursuant to an offering registered under the Securities Act or to a minimum of 5 investors in the manner described by the provisions of Rule 144A and Regulation S under the Securities Act or other private placement.

“Realization Event” means any transaction or series of related transactions with one or more Independent Third Parties (which may include a Public Offering other than an offering made primarily in connection with an employee benefit plan of the Company or made primarily to employees or consultants of the Company) the result of which leaves the Investor with less than 50% of the LLC Units directly or indirectly acquired by it (from the Company or otherwise) which were held by the Investor at the Effective Date and less than 50% of the aggregate of all Investor Investments.

“Reserved LLC Units” means, at any time, an aggregate of 1,700,000 LLC Units, as the same may be adjusted at or prior to such time in accordance with Section 7.1.

“Restricted Units” has the meaning set forth in Article I.

“Restricted Unit Award” means an Award of Restricted Units granted under the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Severance Date” means

(a)	if the Participant is an employee of the Company or any Subsidiary and the Participant’s employment with the Company and its Subsidiaries terminates (regardless of the reason), the last day of the Participant’s active and actual employment with the Company and its Subsidiaries (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company or any of its Subsidiaries, continues to provide other services to the Company or any Subsidiary, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be the first day that the Participant is not employed by the Company or any of its Subsidiaries, is not a member of the Board, and does not provide any such other services); or

(b)	if the Participant is a member of the Board, and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or any of its Subsidiaries or, by express written agreement with the Company or any of its Subsidiaries, continues to provide other services to the Company or any Subsidiary, in which the case the Participant’s Severance Date shall not be the date of such termination but shall be the first day that the Participant is not employed by the Company or any of its Subsidiaries, is not a member of the Board, and does not provide any such other services).

For purposes of the Plan and any Award, if an entity ceases to be a Subsidiary, a termination of employment or service will be deemed to have occurred with respect to each Participant who is employed by or provides services to such Subsidiary and who does not, immediately after giving effect to the change in status of that former Subsidiary, otherwise continue to be employed by or provide services to the Company or another Subsidiary. For purposes of Section 6.4 only, in the event a Participant’s Severance Date occurs in connection with an event that does not constitute the Participant’s “separation from service” within the meaning of Section 409A of the Code, the Participant’s Severance Date for purposes of Section 6.4 shall be deemed to be the date on which the Participant incurs such a separation from service with the Company.

“Subsidiary” means any corporation or other entity of which the Company owns or controls securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1	Administration.

The Plan shall be administered by and all Awards under the Plan shall be authorized by the Board. The Board may delegate some or all of its authority under the Plan to one or more committees appointed by the Board to administer all or certain aspects of the Plan. Any such committee shall be comprised solely of one or more Board members. The Board may delegate different levels of authority to different committees with administrative and grant authority under the Plan. The Board may take any action designated to a committee.

3.2	Procedures.

Unless otherwise provided in the Operating Agreement of the Company or the applicable charter of any committee acting within its delegated authority: (a) a majority of the members of the acting Board or committee shall constitute a quorum, and (b) the vote of a majority of the members present (assuming the presence of a quorum) or the unanimous written consent of the members of the acting Board or committee shall constitute action by that body.

3.3	Interpretation; Powers of the Board.

Subject to the express provisions of the Plan, the Board is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of the Plan (in the case of a committee, within the authority delegated to that committee), including, without limitation, the authority to:

(a)	determine eligibility and the particular persons who will receive Awards;

(b)	grant Awards to eligible persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules) or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)	construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company, its Subsidiaries, and Participants under the Plan, make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article X;

(f)	accelerate or extend the exercisability or extend the term of any or all outstanding Awards (within the maximum term of such Awards) in such circumstances as the Board may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	determine Fair Market Value for purposes of the Plan and Awards;

(h)	determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of the Plan;

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7.2; and

(j)	make all other determinations and take such other action as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes.

3.4	Binding Determinations.

Any action taken by, or inaction of, the Company, any Subsidiary, the Board or any committee of the Board relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any committee thereof (acting within the authority delegated to it by the Board), nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.5	Reliance on Experts.

In making any determination or in taking or not taking any action under the Plan, the Board may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation.

The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or Affiliates or to third parties.

3.7	Number of LLC Units.

Subject to the provisions of Article VII (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of LLC Units with respect to which Awards may be granted under the Plan shall not exceed the Reserved LLC Units. LLC Units that are subject to or underlie Awards granted under the Plan that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under the Plan. To the extent that an Award is settled in cash or a form other than LLC Units, the units that would have been delivered had there been no such cash or other settlement shall be counted against the units available for issuance under the Plan.

3.8	Reservation of LLC Units.

The number of LLC Units reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of LLC Units which may be issued or delivered at any time pursuant to outstanding Awards.

ARTICLE IV

ELIGIBILITY; AWARD AGREEMENTS

4.1	Eligibility.

Awards may be granted under the Plan only to persons who are employees or directors of the Company or any of its Subsidiaries on the date of the grant; provided that Awards may be granted under the Plan to directors only if such directors are not employees of Apollo Management V, L.P. or any Affiliate thereof. A person’s eligibility to be granted an Award under the Plan is not a commitment that any Award will be granted to that person under the Plan. Furthermore, a Participant who has been granted an Option under the Plan is not necessarily entitled to a Restricted Unit Award under the Plan, or vice versa, unless otherwise expressly determined by the Board. Each person to whom an Award is granted under the Plan is referred to herein as a “Participant.”

4.2	Award Grants.

Each Award granted under the Plan shall be evidenced by an Award Agreement in the form approved by the Board. The Award Agreement shall contain the terms established by the Board for that Award, as well as any other terms, provisions, or restrictions that the Board may impose on the Award or any LLC Units subject to the Award, in each case subject to the applicable provisions and limitations of the Plan. The Board may require that the recipient of an Award promptly execute and return to the Company his or her Award Agreement evidencing the

Award. In addition, the Board may require that the spouse of any married recipient of an Award also promptly execute and return to the Company the Award Agreement evidencing the Award granted to the recipient or such other spousal consent form that the Board may require in connection with the grant of the Award.

ARTICLE V

OPTIONS

5.1	General.

The Award Agreement shall specify the number of LLC Units for which an Option granted under the Plan shall be exercisable and the per-unit exercise price for such LLC Units (the “Option Price”). In no case will the Option Price be less than 100% of the Fair Market Value of an LLC Unit on the Grant Date. Unless otherwise expressly provided in the Award Agreement, each Option shall be subject to the terms and conditions of this Article V and the Plan as a whole. Each Option granted under the Plan shall be a nonqualified option and shall not be an incentive stock option within the meaning of Section 422 of the Code.

5.2	Vesting.

Subject to earlier termination pursuant to Section 5.3 or 5.4 or Article IX of the Plan, each Option shall be eligible to become vested and exercisable as provided in this Section 5.2:

(a)	As of the occurrence of a Realization Event, the Investor IRR shall be calculated after giving effect to such Realization Event and the vesting of the Option shall be determined as follows:

•	If the Investor IRR equals or exceeds 25%, the Option shall become vested and exercisable with respect to 100% of the LLC Units subject thereto;

•	If the Investor IRR equals 15%, the Option shall become vested and exercisable with respect to 50% of the LLC Units subject thereto;

•	If the Investor IRR exceeds 15% but is less than 25%, the portion of the Option that shall become vested and exercisable shall be determined by linear interpolation between 50% and 100%; and

•	If the Investor IRR upon the Realization Event is less than 15%, the Option shall terminate.

In the event that the LLC Units sold by the Investor in the Realization Event are not sold entirely for cash, the Investor IRR shall be recalculated as the property received by the Investor in such sale for such LLC Units is realized in cash by the Investor, and any resulting additional Options deemed vested in connection with such recalculation shall be deemed to be vested as of the date of such recalculation. For purposes of clarity, during any period the Investor holds any such property, the Options eligible for vesting remain subject to termination as provided in Sections 5.3, 5.4 and 7.2. Each calculation of Investor IRR and each such vesting determination shall be made by the Board.

(b)	If the Investor IRR in connection with the Realization Event equals or exceeds 15%, any portion of the Option that is not vested and exercisable after giving effect to the foregoing provisions of Section 5.2(a) shall terminate.

(c)	In all events, the vesting of the Options and the rights and benefits thereunder are conditioned on the Participant’s continued employment or service through the applicable vesting date. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5.4 below.

5.3	Term.

The term of each Option granted under the Plan shall commence on the Grant Date and expire on the eighth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Section 5.4 or Section 7.2) or the applicable Award Agreement.

5.4	Termination of Employment or Service.

(a)	Termination of Unvested Options. Each Option granted to a Participant under the Plan that has not vested pursuant to Section 5.2 as of the Participant’s Severance Date shall automatically terminate and shall become null and void and be of no further force or effect upon such date.

(b)	Exercise or Termination of Vested Options. Subject to earlier termination pursuant to Section 5.3 or Section 7.2, the following rules shall apply to each Option granted to a Participant under the Plan that has vested pursuant to Section 5.2 as of the Participant’s Severance Date:

•	if the Participant’s employment with or service to the Company or any of its Subsidiaries is terminated by such entity for Cause, the Option will terminate on the Participant’s Severance Date;

•	if the Participant’s employment with or service to the Company or any of its Subsidiaries is terminated (i) by such entity without Cause or (ii) by the Participant for any reason other than the Participant’s death or Disability, the Participant will have until the date that is 90 days after the Participant’s Severance Date to exercise the Option, and the Option, to the extent exercisable for the 90-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period;

•	if the Participant’s employment with or service to the Company or any of its Subsidiaries terminates due to the Participant’s death or Disability, the Participant (or his beneficiary or personal representative, as the case may be) will have until the date that is 6 months after the Participant’s Severance Date to exercise the Option, and the Option, to the extent exercisable for the 6-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period.

5.5	Payment of Option Price.

The aggregate Option Price to be paid on exercise of an Option shall be paid in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Board or by delivery of a personal or certified check payable to the Company); provided, however, that the Board may, in its sole discretion, permit a Participant to exercise his or her Option by one or more of the following other forms of payment (but only to the extent permitted by applicable law and subject to such procedures as the Board may require):

(a)	by cancellation of indebtedness of the Company owed to the Participant;

(b)	by surrender of LLC Units which either (i) have been paid for within the meaning of Rule 144 under the Securities Act (and, if such LLC Units were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such shares); or (ii) were obtained by the Participant in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act);

(c)	by waiver of compensation due or accrued to the Participant for services rendered to the Company or any of its Subsidiaries;

(d)	if the LLC Units are a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq Global Market), in compliance with any broker-assisted cashless exercise program authorized by the Board for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or

(e)	a combination of the methods set forth in this Section 5.5.

5.6	Notice of Exercise.

In order for a Participant (or other person, as provided in Section 8.2) to exercise an Option granted under the Plan in whole or in part (but for the purchase of whole LLC Units only), the Participant must: (a) pay the applicable Option Price; (b) to the extent the Participant is not then a party to the Investor Rights Agreement (and the Investor Rights Agreement has not been terminated prior to such date), the Participant must become a party of the Investor Rights Agreement by returning to the Company an Adoption Agreement, in form and substance satisfactory to the Board; and (c) deliver a written notice (the “Exercise Notice”) to the Secretary of the Company. The Notice shall state:

(a)	That the Participant elects to exercise the Option;

(b)	The number of LLC Units with respect to which the Option is being exercised;

(c)	The method of payment for such LLC Units (which method must be available to the Participant under the terms of the Plan and/or his or her Award Agreement);

(d)	The date upon which the Participant desires to consummate the purchase of the LLC Units (which date must be prior to the termination of such Option); and

(e)	Any additional provisions consistent with the Plan as the Board may from time to time require.

The exercise date of an Option shall be the latest of (a) the date on which the Company receives the Exercise Notice, (b) the date on which the Company receives payment of the applicable Option Price, and (c) the date on which the Company receives the fully executed Adoption Agreement from the Participant, in form and substance satisfactory to the Board.

5.7	Issuance of Certificates.

The Company shall issue certificates or other written evidences of ownership in the name of the Participant (or other person exercising the Option in accordance with the provisions of Section 8.2) representing the LLC Units purchased upon exercise of the Option as soon as practicable after receipt of the Exercise Notice and payment of the aggregate Option Price for such LLC Units; provided that the Company, in its sole discretion, may elect to not issue any fractional LLC Units upon the exercise of an Option (determining the fractional LLC Units after aggregating all LLC Units issuable to a single holder as a result of an exercise of an Option for more than one LLC Unit) and may settle such fractional LLC Unit interest in cash. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 8.2 shall have any privileges as a securityholder of the Company with respect to any LLC Units issuable upon exercise of an Option granted under the Plan until the date of exercise of the Option (with such date of exercise determined in accordance with the provisions of Section 8.2).

ARTICLE VI

RESTRICTED UNIT AWARDS

6.1	General.

The Award Agreement shall specify the number of Restricted Units subject to any Restricted Unit Award granted under the Plan. As used herein, the term “Restricted Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding LLC Unit (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and Restricted Unit Awards granted under the Plan. The Restricted Units shall be used solely as a device for the determination of the number of LLC Units to eventually be distributed to the Participant if such Restricted Units vest pursuant to

Section 6.2. The Restricted Units shall not be treated as property or as a trust fund of any kind. Unless otherwise expressly provided in the Award Agreement, each Restricted Unit Award shall be subject to the terms and conditions of this Article VI and the Plan as a whole.

6.2	Vesting; Change in Control Event.

(a)	Subject to Section 6.5 below, each Restricted Unit Award shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Restricted Units covered by the Award (subject to adjustment under Section 7.1 of the Plan) on the date determined by the Board and set forth in the Award Agreement with respect to that Award (which date shall be deemed to be the third anniversary of the Grant Date of the Award in the absence of a different date in the applicable Award Agreement). The vesting schedule requires continued employment or service through the applicable vesting date as a condition to the vesting of the Award and the rights and benefits thereunder. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6.5 below.

(b)	Notwithstanding Section 6.2(a) but subject to Section 6.5, each Restricted Unit Award, to the extent then outstanding and not previously vested, shall vest and become nonforfeitable with respect to one hundred percent (100%) of the total number of Restricted Units covered by the Award (subject to adjustment under Section 7.1 of the Plan) upon the occurrence of a Change in Control Event.

6.3	Dividend and Voting Rights.

(a)	Limitations on Rights Associated with Units. A Participant who has received a Restricted Unit Award shall not have any rights as a securityholder of the Company, any dividend rights (except as expressly provided in Section 6.3(b) with respect to Dividend Equivalents) or any voting rights with respect to the Restricted Units and any LLC Units underlying or issuable in respect of such Restricted Units until such LLC Units are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the certificate representing such LLC Units.

(b)	Dividend Equivalent Rights Distributions. As of any date that the Company pays a cash dividend on its LLC Units, the Company shall credit the Participant with an amount equal to the per-unit cash dividend paid by the Company on its LLC Units on such date multiplied by the number of Restricted Units remaining subject to this Award as of the related dividend payment record date (“Dividend Equivalents”). Any Dividend Equivalents credited pursuant to the foregoing provisions of this Section 6.3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the Restricted Units to which they relate No Dividend Equivalents shall be credited with respect to any Restricted Units which, as of such record date, have either been paid pursuant to Section 6.4 or terminated pursuant to Section 6.5.

6.4	Timing and Manner of Payment of Restricted Units.

On or as soon as administratively practical following a Participant’s Severance Date (regardless of the reason for the termination of such Participant’s employment or services, except as provided in Section 6.5 with respect to a termination for Cause), the Company shall (a) issue certificates in the name of the Participant representing the number of LLC Units equal to the number of Restricted Units subject to any Restricted Unit Award granted to the Participant that had vested as of the Participant’s Severance Date, and (b) pay to the Participant in cash (without interest) the amount of any Dividend Equivalents credited under Section 6.3(b) in respect of such vested Restricted Units; provided, however, that as a condition precedent to the issuance of any LLC Units to any person who is not already a party to the Investor Rights Agreement, such person shall provide the Company with an Adoption Agreement executed by such person. Neither the Participant nor any other person entitled pursuant to Section 8.2 to receive LLC Units in respect of any Restricted Unit Award shall have any privileges as a securityholder of the Company with respect to such LLC Units until the date of issuance of certificates representing such LLC Units pursuant to this Section 6.4. The Participant shall have no further rights with respect to any Restricted Units and/or Dividend Equivalents that are paid or that terminate pursuant to Section 6.5.

6.5	Termination of Employment or Service.

A Participant’s Restricted Units shall terminate to the extent such units have not become vested prior to the Participant’s Severance Date, regardless of the reason for the termination of the Participant’s employment or service, whether with or without cause, voluntarily or involuntarily, or due to the Participant’s death or Disability. If any unvested Restricted Units are terminated hereunder, such Restricted Units shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be, and the Participant (or his beneficiary or personal representative) shall have no further rights with respect thereto. Notwithstanding any other provision hereunder, in the event of a termination of the Participant’s employment or services by the Company or a Subsidiary for Cause, the Participant’s Restricted Units (whether or not vested) shall terminate as of the Participant’s Severance Date, and the Participant shall not be entitled to any payment with respect to such terminated units.

ARTICLE VII

ADJUSTMENTS

7.1	Adjustments.

Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, unit split (including a unit split in the form of a unit dividend) or reverse unit split; any merger, combination, consolidation, or other reorganization; any split-

up, spin-off, or similar extraordinary non-cash dividend distribution in respect of the LLC Units; or any exchange of LLC Units or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the LLC Units; then the Board shall equitably and proportionately adjust (1) the number and type of LLC Units (or other securities) that thereafter may be made the subject of Awards (including the specific unit limits, maximums and numbers of units set forth elsewhere in the Plan), (2) the number, amount and type of LLC Units (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or exercise price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Board shall equitably and proportionately adjust the performance standards set forth in Section 5.2 applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives by the Plan and the then-outstanding performance-based Awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.4, any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Unless otherwise expressly provided by the Board: (a) in no event shall a conversion of one or more outstanding shares of the Company’s preferred securities (if any) or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 7.1, and (b) in no event shall a cash dividend with respect to which dividend equivalents are paid or credited pursuant to Section 6.3(b) be deemed, in and of itself, to require an adjustment pursuant to this Section 7.1.

7.2	Early Termination of Awards.

Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of LLC Units or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (any such event, a “Terminating Transaction”); each then-outstanding Option (whether or not vested and/or exercisable, but after giving effect to any accelerated vesting required in the circumstances pursuant to the terms hereof) shall terminate, subject to any provision that has been expressly made by the Board, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Option and provided that, in the case of Options that will not survive or be substituted for, assumed, exchanged, or otherwise continued or settled in the Termination Transaction, the holders of Options that are outstanding and vested or will vest in connection with such Terminating Transaction shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding and vested Options in accordance with their terms before the termination of the Options (except that in no case shall more than ten days’ notice of the impending termination be required). Provision shall be made in connection with any Terminating Transaction where the Restricted Units would not otherwise continue for the assumption of the Restricted Units in such Terminating Transaction. For purposes of this Article VII, an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after the Terminating Transaction, and/or is assumed and continued by an entity that, as a result of the Terminating Transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries following the Terminating Transaction (an “Acquiring Parent”), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each LLC Unit subject to the Award immediately prior to the Terminating Transaction, the consideration (whether cash, shares, or other securities or property) received in the Terminating Transaction by the securityholders of the Company for each LLC Unit sold or exchanged in such transaction (or the consideration received by a majority of the securityholders participating in such transaction if the securityholders were offered a choice of consideration); provided, however, that if the consideration offered for an LLC Unit in the Terminating Transaction is not solely the ordinary common stock or similar common equity securities of a successor corporation or an Acquiring Parent, the Board may provide for the consideration to be received upon exercise or payment of the Award, for each unit subject to the Award, to be solely ordinary common stock or similar common equity securities of the successor corporation or an Acquiring Parent equal in Fair Market Value to the per-unit consideration received by the securityholders participating in the Terminating Transaction. In the event such an Acquiring Parent refuses to so assume the Restricted Units in connection with an event that constitutes both a Terminating Transaction (to the extent the Restricted Units are not otherwise then vested) and a change in ownership or effective control of the Company (within the meaning of Section 409A of the Code and regulations and other guidance of the Internal Revenue Service promulgated thereunder), the Restricted Units shall be paid in connection with such event in a manner compliant with Treas. Reg. Section 1.409A-3(j)(4)(ix)(B) promulgated under the Code (or any similar successor provision).

ARTICLE VIII

RESTRICTIONS ON AWARDS

8.1	Compliance with Securities Laws.

No Awards shall be granted under the Plan, and no LLC Units shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Board in its discretion may, as a condition to the delivery of any LLC Units pursuant to any Award granted under the Plan, require the applicable Participant (a) to represent in writing that the LLC Units received pursuant to such Award are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Board. Certificates representing LLC Units acquired under the Plan that have not been registered under the Securities Act shall, if required by the Board, bear such legends as may be required by the Investor Rights Agreement and the applicable Award Agreement.

8.2	Nonassignability of Awards; Limited Exceptions.

(a) Unless otherwise expressly provided in this Section 8.2 and by applicable law, (i) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards will be exercised only by the Participant; and (iii) amounts payable or units issuable pursuant to an Award will be delivered only to (or for the account of) the Participant. In addition, the units shall be subject to the restrictions set forth herein and in the Investor Rights Agreement.

(b) The exercise and transfer restrictions in Section 8.2(a) will not apply to (i) transfers to the Company; (ii) subject to approval by the Board, transfers by gift or domestic relations order to one or more “family members” (as that term is defined in SEC Rule 701 promulgated under the Securities Act, which includes certain family trusts) of the Participant; (iii) transfers by will or the laws of descent and distribution; or (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

8.3	No Evidence of Employment or Service.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

8.4	Plan Not Funded.

Awards under the Plan will be payable in LLC Units or from the general assets of the Company, and (except as to the Reserved Units) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including LLC Units, except as expressly provided) of the Company or any of its Subsidiaries or affiliates by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

8.5	Restrictions for Canada.

For the purposes of the Plan, if a Participant is a resident of Canada, such Participant’s employment with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Participant’s actual and active employment with the Company or such Subsidiary, whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such termination of employment will be utilized in determining entitlement under the Plan.

ARTICLE IX

TERM OF THE PLAN

The Plan shall become effective on the Effective Date. Unless earlier terminated by the Board, the Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of the Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under the Plan, but previously granted Awards (and the authority of the Board or Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

ARTICLE X

AMENDMENT OF PLAN

The Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan, in whole or in part; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of LLC Units of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per unit held by such holder) shall be obtained prior to any amendment of the Plan becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or if such approval is otherwise deemed necessary or advisable by the Board. Notwithstanding the foregoing, the Plan may not be terminated, suspended, modified or amended as it pertains to any existing Award Agreement if such action would impair the rights of the applicable Participant without the consent of such Participant.

ARTICLE XI

WITHHOLDING TAXES

Upon any exercise or payment of any Award, the Company (or any Subsidiary employing the Participant) shall have the right at its option and in its sole discretion to (a) require the

Participant to pay or provide for payment of the amount of any taxes which the Company (or Subsidiary) may be required to withhold with respect to such exercise or payment; (b) deduct from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company (or Subsidiary) may be required to withhold with respect to such exercise or payment; or (c) reduce the number of LLC Units to be delivered to the Participant in connection with such exercise or payment by the appropriate number of LLC Units, valued at their then fair market value, to satisfy the minimum withholding obligation of the Company (or Subsidiary). In no event will the value of LLC Units withheld under clause (c) above exceed the minimum amount of required withholding under applicable law.

ARTICLE XII

OTHER PROVISIONS

12.1	Governing Law.

All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of the Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

12.2	Captions.

The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

12.3	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

12.4	No Restriction on Corporate Powers.

The existence of the Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the securityholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company or any Subsidiary’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary; (c) any issue of bonds, debentures, capital, preferred or prior preference securities ahead of or affecting the Company’s capital securities or the rights thereof; (d) any dissolution or liquidation of the Company or any Subsidiary; (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary; or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or any committee thereof, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

12.5	Construction.

It is intended that Awards granted under the Plan will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Plan and each Award Agreement shall be construed and interpreted consistent with that intent. Without limiting the generality of the foregoing and notwithstanding any provision of the Plan to the contrary, if a Participant is a “specified employee” as defined in Code Section 409A on such Participant’s separation from service (within the meaning of Section 409A of the Code) with the Company, the Participant shall not be entitled to any payments hereunder until the earlier of (i) the date which is six (6) months after his separation from service with the Company for any reason other than death, or (ii) the date of the Participant’s death. Any amounts otherwise payable to the Participant following a termination of his employment that are not so paid by reason of this Section 12.5 shall be paid as soon as practicable after the date that is six (6) months after the Participant’s separation from service with the Company (or, if earlier, the date of the Participant’s death). The provisions of this Section 12.5 shall only apply if, and to the extent, required to comply with Code Section 409A.

12.6	Notices.

Any notice to be given with respect to any Award granted under the Plan shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company or any of its Subsidiaries, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.7	Severability.

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

12.8	Enforcement; Waiver of Jury Trial.

In the event the Company or any Participant institutes litigation to enforce or protect its or his/her rights under the Plan and/or any Award Agreement, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys’ fees, out-of-pocket costs and disbursements relating to such litigation. The Company and each Participant granted an Award hereunder hereby irrevocably and unconditionally waive, to the fullest extent it or he/she may legally and effectively do so, trial by jury in any suit, action or proceeding arising under the Plan and/or any Award Agreement.

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